Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-49580, 333-73147, 333-111038 and 333-108696 and Form S-3 No. 333-99429 and related Prospectus) of our report dated May 26, 2004, with respect to the consolidated financial statements and schedule of Korn/Ferry International included in the Annual Report (Form 10-K) for the year ended April 30, 2004.

/s/    ERNST & YOUNG LLP

Los Angeles, California

July 12, 2004